UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2012

 Date of Report (Date of earliest event reported)

SONO RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
 Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 22, 2012, the Board of Directors (the "Board") of Sono Resources Inc., a Nevada corporation (the "Company") announced the appointment of Gary Powers as President, Chief Executive Officer, and a member of the board of directors.  Simultaneously, the Company accepted the resignation of Peter Wilson as President, Chief Executive Officer, and a member of the Board of Directors. Effective the same date, the Board of Directors also accepted the resignation of Mr. Luc Antoine as a member of the Board of Directors. Messrs. Wilson and Antoine did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Thus, as of the date of this Current Report, the Board of Directors consists of Gary Powers, William Thomas, and Paul Robert Lindsay; officers consist of Gary Powers, President and Chief Executive Officer, and William Thomas, Chief Financial Officer.  A copy of the press release is attached as Exhibit 99.1 hereto.

ITEM 7.01  REGULATION FD DISCLOSURE

On June 22, 2012, Sono Resources, Inc. (the "Company") issued a news release to disclose planned exploration initiatives regarding the Company’s Bear Claims in Alaska, and to disclose the departure and election of certain directors.  A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information .

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated June 22, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO RESOURCES, INC.
Date: June 22, 2012.	/s/ Gary Powers
Gary Powers
President

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